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                                                                       EXHIBIT N


INDEPENDENT AUDITORS' CONSENT

Debt Strategies Fund II, Inc.:

We consent to the use in Pre-Effective Amendment No. 2 to Registration Statement No. 333-44051 of our report dated March 23, 1998 and to the reference to us under the caption "Experts" both of which appear in the Prospectus, which is a part of such Registration Statement.

/s/  Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
March 24, 1998